SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2021

POWER & DIGITAL INFRASTRUCTURE ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-40046	86-1243837
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

321 North Clark Street

Suite 2440

Chicago, IL 60654

(Address of principal executive offices, including zip code)

(312) 262-5642

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-fourth of one redeemable warrant	XPDIU	The Nasdaq Stock Market LLC
Shares of Class A common stock included as part of the units	XPDI	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	XPDIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Merger Agreement

On July 20, 2021, Power & Digital Infrastructure Acquisition Corp., a Delaware corporation (“XPDI”), entered into an Agreement and Plan of Merger and Reorganization (as the same may be amended, supplemented or otherwise modified from time to time, the “Agreement”), with XPDI Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of XPDI (“First Merger Sub”), XPDI Merger Sub 2, LLC, a Delaware limited liability company and wholly owned subsidiary of XPDI (“Second Merger Sub” and, together with First Merger Sub, the “Merger Subs” and, together with XPDI, the “XPDI Parties”), and Core Scientific Holding Co., a Delaware corporation (“Core Scientific”). The Agreement and the transactions contemplated thereby (collectively, the “Business Combination”) were unanimously approved by the boards of directors of each of XPDI and Core Scientific.

Pursuant to the Agreement, and subject to the terms and conditions set forth therein, XPDI will acquire Core Scientific through a series of transactions, including (x) the merger of First Merger Sub with and into Core Scientific (the “First Merger”), with Core Scientific surviving the First Merger as a wholly owned subsidiary of XPDI, and (y) the merger of Core Scientific with and into Second Merger Sub (the “Second Merger” and, together with the First Merger, the “Mergers”), with Second Merger Sub surviving the Second Merger as a wholly owned subsidiary of XPDI. As a result of the Mergers, among other things, each outstanding share of common stock, $0.00001 per share, of Core Scientific (“Core Scientific Common Stock”) will be cancelled in exchange for the right to receive a number of shares of Class A common stock, par value $0.0001 per share, of XPDI (the “Class A Common Stock”) in an amount that is approximately equal to the quotient obtained by dividing (a) an amount equal to (x) $4.0 billion, divided by (y) the number of shares of Core Scientific Common Stock on a fully-diluted basis, by (b) $10.00.

Representations and Warranties; Covenants

The Agreement contains customary representations and warranties by the XPDI Parties and Core Scientific, many of which are qualified by materiality and “Material Adverse Effect” standards. The representations and warranties of the respective parties to the Agreement will not survive the closing of the Business Combination (the “Closing”).

The Agreement contains certain covenants, including, among others, providing for (i) the parties to conduct their respective businesses in the ordinary course through the Closing, (ii) the parties to not initiate any negotiations or enter into any agreements for certain alternative transactions, (iii) XPDI to prepare and file a registration statement on Form S-4 (the “Registration Statement”) and take certain other actions to obtain the approval of the Business Combination from the stockholders of XPDI and (iv) the parties to use reasonable best efforts to obtain necessary approvals from governmental agencies.

Conditions to Each Party’s Obligations

The Agreement is subject to the satisfaction or waiver of certain customary closing conditions by the parties thereto, including, among others, (i) approval of the Business Combination by the stockholders of XPDI and Core Scientific, (ii) effectiveness of the Registration Statement, (iii) expiration or termination of the waiting period under antitrust laws and (iv) receipt of approval for listing on the NASDAQ of the shares of Class A Common Stock to be issued in connection with the Business Combination.

The obligations of the XPDI Parties to consummate the Business Combination also are conditioned upon, among other things, (i) the accuracy of the representations and warranties of Core Scientific (subject to customary bring-down standards), (ii) the covenants of Core Scientific having been performed in all material respects, (iii) no Material Adverse Effect (as defined in the Agreement) with respect to Core Scientific shall have occurred and (iv) the closing of the merger between Core Scientific and Blockcap, Inc. (“Blockcap”).

The obligations of Core Scientific to consummate the Business Combination also are conditioned upon, among other things, (i) the accuracy of the representations and warranties of the XPDI Parties (subject to customary bring-down standards), (ii) the covenants of the XPDI Parties having been performed in all material respects and (iii) the covenants of the Sponsor (as defined below) required under the Sponsor Agreement (as defined below) having been performed in all material respects.

Redemption Offer

XPDI will provide the holders of shares of Class A Common Stock the right to redeem all or a portion of their shares of Class A Common Stock in connection with the Business Combination, as set forth in the governing documents of XPDI.

Termination

The Agreement may be terminated at any time prior to the Closing (i) by mutual written consent of XPDI and Core Scientific, (ii) by either XPDI or Core Scientific in certain other circumstances set forth in the Agreement, including (a) if XPDI stockholder approval of the Business Combination is not obtained, (b) if any final and nonappealable governmental order will have been issued or otherwise entered into making consummation of the Business Combination illegal or otherwise preventing or prohibiting consummation of the Business Combination, (c) in the event of certain uncured breaches by the other party and (d) if the Closing has not occurred on or before March 21, 2022, (iii) by XPDI, if Core Scientific has not delivered written consents of certain Core Scientific stockholders approving the Business Combination as required by the Agreement and (iv) by Core Scientific, if the board of directors of XPDI changes its recommendation to stockholders relating to the approval of the Business Combination.

The foregoing description of the Agreement is subject to and qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 2.1 hereto, and the terms of which are incorporated herein by reference.

The Agreement and the above description of the Agreement have been included in this Current Report on Form 8-K (this “Current Report”) to provide investors and security holders with information regarding the terms of the Agreement. They are not intended to provide any other factual information about XPDI, Core Scientific or their respective subsidiaries or affiliates. In particular, the assertions embodied in the representations and warranties contained in the Agreement are qualified by matters disclosed in certain of XPDI’s filings with the Securities and Exchange Commission (the “SEC’) prior to the date of the Agreement and by information in confidential disclosure letters provided by each of XPDI and Core Scientific to the other in connection with the signing of the Agreement. These confidential disclosure letters contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Agreement. The representations, warranties and covenants are also subject to materiality qualifications contained in the Agreement that may differ from what may be viewed as material by investors. Moreover, certain representations and warranties in the Agreement were used for the purposes of allocating risk between XPDI and Core Scientific rather than establishing matters as facts. Accordingly, the representations and warranties in the Agreement should not be relied on as characterizations of the actual state of facts about XPDI, Core Scientific or their respective subsidiaries or affiliates. Accordingly, the Agreement should not be read in isolation, but should instead be read in conjunction with other information regarding XPDI, Core Scientific or their respective subsidiaries or affiliates that is or will be contained in, or incorporated by reference into, the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents that XPDI files or furnishes with the SEC.

Sponsor Agreement

Simultaneous with its entry into the Agreement, XPDI also entered into a Sponsor Agreement (the “Sponsor Agreement”), by and among XPDI, XPDI Sponsor LLC, a Delaware limited liability company (“Sponsor”), the other holders of XPDI’s Class B common stock, par value $0.0001 per share (the “Class B Common Stock” and, such holders, together with the Sponsor, the “Class B Holders”), and Core Scientific, whereby, among other things, (a) the Class B Holders agreed to vote their shares of Class A Common Stock and Class B Common Stock in favor of approving the Agreement and the Business Combination, (b) the Class B Holders agreed to waive any adjustment to the conversion ratio set forth in XPDI’s organizational documents or any other anti-dilution or similar protection with respect to the shares of Class B Common Stock and (c) the Class B Holders agreed to be bound by certain transfer restrictions with respect to their shares of Class A Common Stock and Class B Common Stock prior to the Closing.

Additionally, pursuant to the terms of the Sponsor Agreement, 20% of the shares of Class B Common Stock held by the Class B Holders (the “SPAC Vesting Shares”) will be unvested at the Closing and will vest (and shall not be subject to forfeiture) upon the date on which the volume-weighted average price of the Class A Common Stock is greater than $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 consecutive trading day period within five years of the Closing (the “Vesting Period”). Any SPAC Vesting Shares that have not vested by the end of the Vesting Period will be deemed to be transferred by the forfeiting holder to XPDI without any consideration and shall be cancelled by XPDI and cease to exist.

The foregoing description of the Sponsor Agreement is subject to and qualified in its entirety by reference to the full text of the Sponsor Agreement, a copy of which is attached as Exhibit 10.1 hereto, and the terms of which are incorporated herein by reference.

Support Agreement

Simultaneous with its entry into the Agreement, XPDI has entered into a Company Support Agreement (the “Support Agreement”), by and among XPDI, Core Scientific and certain stockholders of Core Scientific (the “Core Scientific Stockholders”). Under the Support Agreement, the Core Scientific Stockholders have agreed to vote or cause to be voted or to execute and deliver a written consent with respect to the Core Scientific equity securities held by the Core Scientific Stockholders adopting the Agreement and approving the Business Combination. The Core Scientific equity securities that are owned by the Core Scientific Stockholders and subject to the Support Agreement represent more than a majority of the outstanding voting power of Core Scientific shares (on a fully-diluted, as-converted basis).

The foregoing description of the Support Agreement is subject to and qualified in its entirety by reference to the full text of the form of Support Agreement, a copy of which is attached as Exhibit 10.2 hereto, and the terms of which are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On July 21, 2021, XPDI and Core Scientific issued a joint press release announcing the parties’ entry into the Agreement. The press release is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

Furnished as Exhibit 99.2 hereto and incorporated into this Item 7.01 by reference is the investor presentation that XPDI and Core Scientific prepared for use in connection with the announcement of the Business Combination.

The foregoing (including Exhibit 99.1 and Exhibit 99.2) is being furnished pursuant to Item 7.01 and will not be deemed to be filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Forward-Looking Statements

All statements other than statements of historical facts contained in this Current Report are “forward-looking statements.” Forward-looking statements can generally be identified by the use of words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “target” and other similar expressions that predict or indicate future events or events or trends that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics, projections of market opportunity and market share. These statements are based on various assumptions, whether or not identified in this Current Report, and on the current expectations of XPDI’s and Core Scientific’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions, and such differences may be material. Many actual events and circumstances are beyond the control of XPDI and Core Scientific. These forward-looking statements are subject to a number of risks and uncertainties, including risks relating to mining equipment supply, the sufficiency of infrastructure, including electricity sources, the price of bitcoin, the global hash rate, the risk that the parties may be unable to successfully or timely consummate the proposed Business Combination, including that any regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed Business Combination, or that the approval of the stockholders of Core Scientific or XPDI is not obtained, failure to realize the anticipated benefits of the proposed Business Combination and those factors discussed in XPDI’s final prospectus filed with the SEC on February 11, 2021, under the heading “Risk Factors,” and other documents of XPDI filed, or to be filed, with the SEC. If any of these risks materialize or XPDI’s or Core Scientific’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither XPDI nor Core Scientific presently know or that XPDI and Core Scientific currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect XPDI’s and Core Scientific’s expectations, plans or forecasts of future events and views as of the date of this Current Report. XPDI and Core Scientific anticipate that subsequent events and developments will cause XPDI’s and Core Scientific’s assessments to change. However, while XPDI and Core Scientific may elect to update these forward-looking statements at some point in the future, XPDI and Core Scientific specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing XPDI’s and Core Scientific’s assessments as of any date subsequent to the date of this Current Report. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Additional Information

This Current Report relates to the proposed Business Combination between XPDI and Core Scientific. This Current Report does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. XPDI intends to file a Registration Statement on Form S-4 with the SEC, which will include a document that serves as a joint prospectus and proxy statement, referred to as a proxy statement/prospectus. A proxy statement/prospectus will be sent to all XPDI stockholders. XPDI will also file other documents regarding the proposed Business Combination with the SEC. Before making any voting decision, investors and security holders of XPDI are urged to read the Registration Statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed Business Combination as they become available because they will contain important information about the proposed Business Combination.

Investors and security holders will be able to obtain free copies of the Registration Statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by XPDI through the website maintained by the SEC at www.sec.gov. The documents filed by XPDI with the SEC also may be obtained free of charge upon written request to Power & Digital Infrastructure Acquisition Corp., 321 North Clark Street, Suite 2440, Chicago, Illinois 60654.

Participants in the Solicitation

XPDI, Core Scientific and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from XPDI’s stockholders in connection with the proposed Business Combination. A list of the names of such directors, executive officers, other members of management and employees, and information regarding their interests in the Business Combination, will be contained in XPDI’s filings with the SEC, and such information and names of Core Scientific’s directors and executive officers will also be included in the Registration Statement on Form S-4 to be filed with the SEC by XPDI. Additional information regarding the interests of such potential participants in the solicitation process may also be included in other relevant documents when they are filed with the SEC.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

2.1*	Agreement and Plan of Merger and Reorganization, dated as of July 20, 2021, among Power & Digital Infrastructure Acquisition Corp., XPDI Merger Sub Inc., XPDI Merger Sub 2, LLC and Core Scientific Holding Co.
10.1	Sponsor Agreement, dated as of July 20, 2021, among Power & Digital Infrastructure Acquisition Corp., XPDI Sponsor LLC and the other parties thereto
10.2*	Form of Support Agreement
99.1	Press Release dated July 21, 2021 (Business Combination Announcement)
99.2	Investor Presentation

*	The schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). XPDI agrees to furnish supplementally a copy of any omitted schedule to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2021	POWER & DIGITAL INFRASTRUCTURE ACQUISITION CORP.
	By:	/s/ Patrick C. Eilers
	Name:	Patrick C. Eilers
	Title:	Chief Executive Officer